SiriusPoint reports eighth consecutive quarter of underwriting profits and seventh consecutive quarter of positive net income

HAMILTON, Bermuda, October 31, 2024 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its third quarter ended September 30, 2024
•Third quarter net income of $5 million, impacted by completion of the previously announced CMIG shareholder transaction. Underlying net income1 of $89 million, up 69% versus prior year driven by higher underwriting and investment income
•Combined ratio of 88.5% in the third quarter for Core business, representing a 4 point improvement versus prior year, resulting in a year to date core combined ratio of 91.1% and core underwriting income of $144 million
•Growth in the quarter of 10% on gross premiums written for continuing lines business (excluding 2023 exited programs), contributing to 7% growth year to date
•Book value per diluted common share of $14.73, an increase of 3% in the quarter and 10% since year-end 2023. Balance sheet remains strong with Q3’24 BSCR estimate at 265%
•Pre-tax estimate of Hurricane Milton losses, net of reinsurance and reinstatement premiums, of approximately $30 million to $40 million
Scott Egan, Chief Executive Officer, said: “It has been another strong quarter of delivery for SiriusPoint, marking our eighth consecutive quarter of positive underwriting income. We have delivered a 4.0 point improvement in the combined ratio to 88.5% whilst growing continuing lines premium by 10% during the quarter. Our focus is resolute on building a strong business driven by disciplined underwriting to create a balanced portfolio that creates shareholder value.
Our strategic partnerships are a powerful tool to help us deliver our growth and underwriting ambitions. We added six new distribution partnerships in the quarter through our MGA Centre of Excellence, which is earning a reputation in the market as an attractive and leading platform for program administrators and MGAs. Fee income from our two consolidated A&H MGAs grew 18% year to date. Net investment income was strong, at $78m for the quarter, and our FY 24 net investment income is now trending ahead of our previous guidance.
We completed on an important two-part strategic transaction with CMIG in the quarter, deploying capital for the purchase and retirement of $125m of common shares and the settlement of Series A Preference Shares, both for cash. Our Q3 BSCR estimate of 265% demonstrates the strength of our balance sheet, and our annualized year to date underlying ROE of 14.4%, which excludes one-off actions, is in line with our medium-term guidance of 12-15% and demonstrates the strength of our earnings.
This quarter marks my second full year at SiriusPoint, and I am incredibly proud of the scale and pace of transformation we have achieved so far. This company is and always will be about our people and I am incredibly grateful to them for their relentless dedication and determination to make the company better. Together, we will drive further value through strategic, targeted improvement as we build a sustainable, best-in-class business for the future.”
Third Quarter 2024 Highlights
•Net income available to SiriusPoint common shareholders of $4.5 million, or $0.03 per diluted common share
•Core income of $69.5 million, including underwriting income of $62.5 million, Core combined ratio of 88.5%
•Core net services fee income of $6.8 million, with service margin of 14.1%
•Net investment income of $77.7 million and total investment result of $92.5 million
•Book value per diluted common share increased $0.42 per share, or 2.9%, from June 30, 2024 to $14.73
•Annualized return on average common equity of 0.7%
Nine Months Ended September 30, 2024 Highlights
•Net income available to SiriusPoint common shareholders of $205.2 million, or $1.11 per diluted common share
•Core income of $177.9 million, including underwriting income of $143.7 million, Core combined ratio of 91.1%
•Core net services fee income of $36.3 million, with service margin of 21.2%
•Net investment income of $234.7 million and total investment result of $195.6 million
•Book value per diluted common share increased $1.38 per share, or 10.3%, from December 31, 2023 to $14.73
•Annualized return on average common equity of 11.4%
•Debt to capital ratio down to 19.7% compared to 23.8% as of December 31, 2023
1 See definition in “Non-GAAP Financial Measures and Other Financial Metrics” on page 6.

Key Financial Metrics
The following table shows certain key financial metrics for the three and nine months ended September 30, 2024 and 2023:

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	($ in millions, except for per share data and ratios)
Combined ratio	84.4%	88.0%	86.1%	81.6%
Core underwriting income (1)	$62.5	$42.5	$143.7	$213.2
Core net services income (1)	$7.0	$7.5	$34.2	$31.9
Core income (1)	$69.5	$50.0	$177.9	$245.1
Core combined ratio (1)	88.5%	92.5%	91.1%	87.6%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	0.7%	11.3%	11.4%	16.7%
Book value per common share (2)	$15.41	$13.76	$15.41	$13.76
Book value per diluted common share (2)	$14.73	$13.35	$14.73	$13.35
Tangible book value per diluted common share (1) (2)	$13.88	$12.47	$13.88	$12.47
(1)Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting.” Tangible book value per diluted common share is a non-GAAP financial measure. See definition and reconciliation in “Non-GAAP Financial Measures.”
(2)Prior year comparatives represent amounts as of December 31, 2023.
Third Quarter 2024 Summary
Consolidated underwriting income for the three months ended September 30, 2024 was $89.0 million compared to $73.8 million for the three months ended September 30, 2023. The improvement was primarily driven by increased favorable prior year loss reserve development and a more favorable commission ratio. For the three months ended September 30, 2024, favorable prior year loss reserve development was $30.6 million from favorable development in Property, mainly driven by reserve releases relating to favorable COVID-19 development trends, as well as favorable development in Accident and Health (“A&H”) due to lower than expected reported attritional losses, compared to $24.7 million for the three months ended September 30, 2023 driven by reserving analyses performed in connection with the March 2, 2023 loss portfolio transfer transaction (“2023 LPT”).
Consolidated underwriting income for the nine months ended September 30, 2024 was $243.7 million compared to $339.2 million for the nine months ended September 30, 2023. The decrease was primarily driven by lower favorable prior year loss reserve development. Favorable prior year loss reserve development for the nine months ended September 30, 2023 included $122.2 million driven by reserving analyses performed in connection with the 2023 LPT. Excluding the favorable development linked to the 2023 LPT, underwriting income increased by $19.8 million primarily resulting from favorable development in Property, mainly driven by reserve releases relating to favorable COVID-19 development trends, as well as favorable development in A&H and our runoff business, due to lower than expected reported attritional losses. This increase was partially offset by higher acquisition costs from business mix changes, including the growth of Insurance & Services.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Reinsurance and Insurance & Services.
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core Premium Volume
Three months ended September 30, 2024 and 2023
Gross premiums written decreased by $35.0 million, or 4.8%, to $690.5 million for the three months ended September 30, 2024 compared to $725.5 million for the three months ended September 30, 2023. Net premiums earned decreased by $29.0 million, or 5.0%, to $546.3 million for the three months ended September 30, 2024 compared to $575.3 million for the three months ended September 30, 2023. The decreases in premiums written were primarily driven by the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier. These decreases were partially offset by increases in Reinsurance from Property and International Specialty and increases from Insurance & Services from strategic organic and new program growth.
Nine months ended September 30, 2024 and 2023
Gross premiums written decreased by $177.0 million, or 6.8%, to $2,413.9 million for the nine months ended September 30, 2024 compared to $2,590.9 million for the nine months ended September 30, 2023. Net premiums earned decreased by $104.7 million, or 6.1%, to $1,617.5 million for the nine months ended September 30, 2024 compared to $1,722.2 million for the nine months ended September 30, 2023. The decreases in premium volume were primarily due to the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, with the most significant offset being strategic organic and new program growth within Insurance & Services.
Core Results
Three months ended September 30, 2024 and 2023
Core results for the three months ended September 30, 2024 included income of $69.5 million compared to $50.0 million for the three months ended September 30, 2023. Income for the three months ended September 30, 2024 consists of underwriting income of $62.5 million (88.5% combined ratio) and net services income of $7.0 million, compared to underwriting income of $42.5 million (92.5% combined ratio) and net services income of $7.5 million for the three months ended September 30, 2023. The improvement in net underwriting results was primarily driven by favorable prior year loss reserve development and a more favorable commission ratio, partially offset by higher catastrophe losses.
Losses incurred included $29.7 million of favorable prior year loss reserve development for the three months ended September 30, 2024 primarily resulting from favorable development in Property, mainly driven by reserve releases relating to favorable COVID-19 development trends, as well as favorable development in A&H due to lower than expected reported attritional losses, compared to $12.6 million for the three months ended September 30, 2023 driven by reserving analyses performed in connection with the 2023 LPT.
Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended September 30, 2024, were $10.6 million, or 1.9 percentage points on the combined ratio, including $10.0 million from Hurricane Helene, compared to $6.7 million, or 1.2 percentage points on the combined ratio, for the three months ended September 30, 2023, which includes losses of $3.8 million from the Hawaii wildfires and $3.3 million from Hurricane Idalia.
Nine months ended September 30, 2024 and 2023
Core results for the nine months ended September 30, 2024 included income of $177.9 million compared to $245.1 million for the nine months ended September 30, 2023. Income for the nine months ended September 30, 2024 consists of underwriting income of $143.7 million (91.1% combined ratio) and net services income of $34.2 million, compared to underwriting income of $213.2 million (87.6% combined ratio) and net services income of $31.9 million for the nine months ended September 30, 2023. The decrease in net underwriting results was primarily driven by lower favorable prior year loss reserve development. Favorable prior year loss reserve development for the nine months ended September 30, 2023 included $102.4 million driven by reserving analyses performed in connection with the 2023 LPT.
Excluding the favorable development linked to the 2023 LPT, net underwriting income increased by $27.7 million primarily driven by favorable development in Property, mainly driven by reserve releases relating to favorable COVID-19 development trends, as well as favorable development in A&H due to lower than expected reported attritional losses, partially offset by higher acquisition costs from business mix changes, including the growth of Insurance & Services.
Reinsurance Segment
Three months ended September 30, 2024 and 2023
Reinsurance gross premiums written were $314.5 million for the three months ended September 30, 2024, an increase of $49.1 million, or 18.5%, compared to the three months ended September 30, 2023, primarily driven by increases in Bermuda and New York Property and International Specialty, partially offset by lower premiums written in New York Casualty.
Reinsurance generated underwriting income of $41.6 million (84.6% combined ratio) for the three months ended September 30, 2024, compared to underwriting income of $36.9 million (85.6% combined ratio) for the three months ended September 30, 2023. The increase in net underwriting results was primarily driven by lower attritional losses and favorable commission ratio, partially offset by higher catastrophe losses.

Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended September 30, 2024, were $11.3 million or 4.2 percentage points on the combined ratio, including $10.0 million from Hurricane Helene, compared to $6.8 million or 2.6 percentage points on the combined ratio for the three months ended September 30, 2023, which includes losses of $3.8 million from the Hawaii wildfires and $3.3 million from Hurricane Idalia.
Nine months ended September 30, 2024 and 2023
Reinsurance gross premiums written were $1,023.4 million for the nine months ended September 30, 2024, an increase of $4.1 million, or 0.4%, compared to the nine months ended September 30, 2023, primarily driven by increases in International Specialty, partially offset by lower premiums written in New York Casualty and Bermuda Specialty.
Reinsurance generated underwriting income of $106.5 million (86.3% combined ratio) for the nine months ended September 30, 2024, compared to underwriting income of $178.4 million (77.4% combined ratio) for the nine months ended September 30, 2023. The decrease in net underwriting results was primarily due to decreased favorable prior year loss reserve development as the nine months ended September 30, 2023 included $90.6 million driven by reserving analyses performed in connection with the 2023 LPT. Net favorable prior year loss reserve development was $33.2 million for the nine months ended September 30, 2024 primarily driven by favorable development in Property, mainly driven by reserve releases relating to favorable COVID-19 development trends.
Insurance & Services Segment
Three months ended September 30, 2024 and 2023
Insurance & Services gross premiums written were $376.0 million for the three months ended September 30, 2024, a decrease of $84.1 million, or 18.3%, compared to the three months ended September 30, 2023, primarily driven by the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, representing $98.0 million of gross premiums written for the three months ended September 30, 2023, as well as lower A&H premiums, partially offset by strategic organic and new program growth.
Insurance & Services generated segment income of $27.9 million for the three months ended September 30, 2024, compared to income of $13.3 million for the three months ended September 30, 2023. Segment income for the three months ended September 30, 2024 consists of underwriting income of $20.9 million (92.4% combined ratio) and net services income of $7.0 million, compared to underwriting income of $5.6 million (98.3% combined ratio) and net services income of $7.7 million for the three months ended September 30, 2023. The improvement in underwriting results was primarily driven by net favorable prior year loss reserve development of $13.1 million for the three months ended September 30, 2024, mainly in A&H due to lower than expected reported attritional losses, compared to net adverse prior year loss reserve development of $6.6 million for the three months ended September 30, 2023, mainly in Workers’ Compensation.
Nine months ended September 30, 2024 and 2023
Insurance & Services gross premiums written were $1,390.5 million for the nine months ended September 30, 2024, a decrease of $181.1 million, or 11.5%, compared to the nine months ended September 30, 2023, primarily driven by the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, representing $331.8 million of gross premiums written for the nine months ended September 30, 2023, as well as lower A&H premiums, partially offset by strategic organic and new program growth.
Insurance & Services generated segment income of $71.4 million for the nine months ended September 30, 2024, compared to income of $69.5 million for the nine months ended September 30, 2023. Segment income for the nine months ended September 30, 2024 consists of underwriting income of $37.2 million (95.6% combined ratio) and net services income of $34.2 million, compared to underwriting income of $34.8 million (96.3% combined ratio) and net services income of $34.7 million for the nine months ended September 30, 2023. The improvement in underwriting income of $2.4 million for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023 was primarily driven by lower attritional losses in A&H.
Investments
Three months ended September 30, 2024 and 2023
Total net investment income and realized and unrealized investment gains for the three months ended September 30, 2024 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $81.5 million. Increased investment income is primarily due to increased interest rates and our rotation of the portfolio from cash and cash equivalents and U.S. government and government agency positions to high-grade corporate debt and other securitized assets, in an effort to better diversify our portfolio.

Total net investment income and realized and unrealized investment gains (losses) for the three months ended September 30, 2023 was primarily attributable to investment results from our debt and short-term investment portfolio of $71.0 million driven by dividend and interest income primarily on U.S. treasury bill and corporate debt positions.
Nine months ended September 30, 2024 and 2023
Total net investment income and realized and unrealized investment gains (losses) for the nine months ended September 30, 2024 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $228.5 million, partially offset by unrealized losses on other long-term investments of $45.8 million. Increased investment income is primarily due to increased interest rates and our rotation of the portfolio from cash and cash equivalents and U.S. government and government agency positions to high-grade corporate debt and other securitized assets, in an effort to better diversify our portfolio. Losses on private other long-term investments were the result of updated fair value analyses consistent with the current insurtech market trends and disposals of positions as we execute our strategy to focus on underwriting relationships with MGAs.
Total net investment income and realized and unrealized investment gains for the nine months ended September 30, 2023 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $208.5 million. Increased dividend and investment income is due to the ongoing re-positioning of the portfolio to focus on investing in high grade fixed income securities.
Webcast Details
The Company will hold a webcast to discuss its third quarter 2024 results at 8:30 a.m. Eastern Time on November 1, 2024. The webcast of the conference call will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. third quarter 2024 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “guidance,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. Specific forward-looking statements in this press release include, but are not limited to, statements regarding the trend of our performance as compared to the previous guidance, the success of our strategic transaction with CMIG International Holding Pte. Ltd., the current insurtech market trends, our ability to generate shareholder value and whether we will continue to have momentum in our business in the future. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improving underwriting performance, de-risking our investment portfolio, and transforming our business; the impact of unpredictable catastrophic events such as uncertainties with respect to COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility; inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation and interest rates, and foreign currency fluctuations; our ability to compete successfully in the insurance and reinsurance market and the effect of consolidation in the insurance and reinsurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; geopolitical uncertainty, including the impact of the U.S. November 2024 presidential and congressional elections, and ongoing conflicts in Europe and the Middle East; our ability to retain key senior management and key employees; a downgrade or withdrawal of our financial ratings; fluctuations in our results of operations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; the outcome of legal and regulatory proceedings and regulatory constraints on our business; reduced returns or losses in SiriusPoint’s investment portfolio; our exposure or potential exposure to corporate income tax in Bermuda and the E.U., U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents, managing general underwriters and/or program administrators; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; SiriusPoint’s response to any acquisition proposal that may be received from any party, including any actions that may be considered by the Company’s Board of Directors or any committee thereof; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission.
All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is useful to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Tangible book value per diluted common share is also a non-GAAP financial measure and the most directly comparable U.S. GAAP measure is book value per common share. Tangible book value per diluted common share excludes intangible assets. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Tangible book value per diluted common share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets. Underlying net income and underlying annualized return on equity on average common shareholders’ equity ("ROE") are non-GAAP financial measures. Underlying net income excludes gains (losses) on strategic investments and liability-classified capital instruments, income (expense) related to loss portfolio transfers and development on COVID-19 reserves. Underlying ROE is calculated by dividing annualized underlying net income available to SiriusPoint common shareholders for the period by the average common shareholders’ equity, excluding accumulated other comprehensive income (loss) ("AOCI"). Management believes it is useful to review underlying net income as it better reflects how it views the business and exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP figures are included in the attached financial information in accordance with Regulation G and Item 10(e) of Regulation S-K, as applicable.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With over $3.0 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Stable) from AM Best, S&P and Fitch, and A3 (Stable) from Moody’s. For more information please visit www.siriuspt.com.
Contacts
Investor Relations
Liam Blackledge - Senior Associate, Investor Relations and Strategy
Liam.Blackledge@siriuspt.com
+ 44 203 772 3082
Media
Natalie King - Global Head of Marketing and External Communications
Natalie.King@siriuspt.com
+ 44 20 3772 3102

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2024 and December 31, 2023
(expressed in millions of U.S. dollars, except per share and share amounts)

	September 30, 2024	December 31, 2023
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2023 - $0.0) (cost - $5,316.3; 2023 - $4,754.6)	$5,411.8	$4,755.4
Debt securities, trading, at fair value (cost - $250.3; 2023 - $568.1)	233.1	534.9
Short-term investments, at fair value (cost - $52.2; 2023 - $370.8)	52.4	371.6
Investments in related party investment funds, at fair value	114.5	105.6
Other long-term investments, at fair value (cost - $329.8; 2023 - $358.1) (includes related party investments at fair value of $146.5 (2023 - $173.7))	236.1	310.1
Total investments	6,047.9	6,077.6
Cash and cash equivalents	640.7	969.2
Restricted cash and cash equivalents	174.5	132.1
Redemption receivable from related party investment fund	—	3.0
Due from brokers	13.9	5.6
Interest and dividends receivable	49.4	42.3
Insurance and reinsurance balances receivable, net	2,069.1	1,966.3
Deferred acquisition costs, net	330.0	308.9
Unearned premiums ceded	467.2	449.2
Loss and loss adjustment expenses recoverable, net	2,198.7	2,295.1
Deferred tax asset	249.2	293.6
Intangible assets	143.8	152.7
Other assets	298.1	175.9
Total assets	$12,682.5	$12,871.5
Liabilities
Loss and loss adjustment expense reserves	$5,702.1	$5,608.1
Unearned premium reserves	1,684.0	1,627.3
Reinsurance balances payable	1,509.6	1,736.7
Deposit liabilities	20.2	134.4
Deferred gain on retroactive reinsurance	21.7	27.9
Debt	660.5	786.2
Due to brokers	23.1	6.2
Deferred tax liability	38.9	68.7
Liability-classified capital instruments	58.4	67.3
Accounts payable, accrued expenses and other liabilities	267.5	278.1
Total liabilities	9,986.0	10,340.9
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 161,866,867; 2023 - 168,120,022)	16.2	16.8
Additional paid-in capital	1,591.0	1,693.0
Retained earnings	806.2	601.0
Accumulated other comprehensive income, net of tax	81.5	3.1
Shareholders’ equity attributable to SiriusPoint shareholders	2,694.9	2,513.9
Noncontrolling interests	1.6	16.7
Total shareholders’ equity	2,696.5	2,530.6
Total liabilities, noncontrolling interests and shareholders’ equity	$12,682.5	$12,871.5

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three and nine months ended September 30, 2024 and 2023
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues
Net premiums earned	$568.9	$613.0	$1,753.2	$1,848.2
Net investment income	77.7	75.1	234.7	205.3
Net realized and unrealized investment gains (losses)	6.9	(7.1)	(48.0)	2.4
Net realized and unrealized investment gains from related party investment funds	7.9	0.1	8.9	—
Net investment income and net realized and unrealized investment gains (losses)	92.5	68.1	195.6	207.7
Other revenues	18.1	21.8	164.8	80.0
Loss on settlement and change in fair value of liability-classified capital instruments	(117.3)	(0.3)	(122.6)	(44.4)
Total revenues	562.2	702.6	1,991.0	2,091.5
Expenses
Loss and loss adjustment expenses incurred, net	317.5	373.1	999.4	1,015.9
Acquisition costs, net	117.5	129.5	382.3	361.0
Other underwriting expenses	44.9	36.6	127.8	132.1
Net corporate and other expenses	51.4	63.4	174.0	193.7
Intangible asset amortization	3.0	2.9	8.9	8.2
Interest expense	13.8	19.8	50.0	44.3
Foreign exchange (gains) losses	3.0	(1.8)	2.9	15.7
Total expenses	551.1	623.5	1,745.3	1,770.9
Income before income tax expense	11.1	79.1	245.7	320.6
Income tax expense	(2.4)	(15.3)	(26.3)	(56.6)
Net income	8.7	63.8	219.4	264.0
Net income attributable to noncontrolling interests	(0.2)	(2.3)	(2.2)	(6.7)
Net income available to SiriusPoint	8.5	61.5	217.2	257.3
Dividends on Series B preference shares	(4.0)	(4.0)	(12.0)	(12.0)
Net income available to SiriusPoint common shareholders	$4.5	$57.5	$205.2	$245.3
Earnings per share available to SiriusPoint common shareholders
Basic earnings per share available to SiriusPoint common shareholders	$0.03	$0.33	$1.15	$1.40
Diluted earnings per share available to SiriusPoint common shareholders	$0.03	$0.32	$1.11	$1.36
Weighted average number of common shares used in the determination of earnings per share
Basic	165,659,401	163,738,528	168,275,970	162,233,695
Diluted	172,803,298	168,516,508	174,261,326	166,920,744

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended September 30, 2024
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$314.5	$376.0	$690.5	$—	$23.5	$—	$714.0
Net premiums written	268.3	235.3	503.6	—	0.6	—	504.2
Net premiums earned	269.4	276.9	546.3	—	22.6	—	568.9
Loss and loss adjustment expenses incurred, net	137.6	170.1	307.7	(1.4)	11.2	—	317.5
Acquisition costs, net	69.8	65.9	135.7	(24.1)	5.9	—	117.5
Other underwriting expenses	20.4	20.0	40.4	—	4.5	—	44.9
Underwriting income	41.6	20.9	62.5	25.5	1.0	—	89.0
Services revenues	—	48.1	48.1	(29.9)	—	(18.2)	—
Services expenses	—	41.3	41.3	—	—	(41.3)	—
Net services fee income	—	6.8	6.8	(29.9)	—	23.1	—
Services noncontrolling loss	—	0.2	0.2	—	—	(0.2)	—
Net services income	—	7.0	7.0	(29.9)	—	22.9	—
Segment income	41.6	27.9	69.5	(4.4)	1.0	22.9	89.0
Net investment income					77.7	—	77.7
Net realized and unrealized investment gains					6.9	—	6.9
Net realized and unrealized investment gains from related party investment funds					7.9	—	7.9
Other revenues					(0.1)	18.2	18.1
Loss on settlement and change in fair value of liability-classified capital instruments					(117.3)	—	(117.3)
Net corporate and other expenses					(10.1)	(41.3)	(51.4)
Intangible asset amortization					(3.0)	—	(3.0)
Interest expense					(13.8)	—	(13.8)
Foreign exchange losses					(3.0)	—	(3.0)
Income (loss) before income tax expense	$41.6	$27.9	69.5	(4.4)	(53.8)	(0.2)	11.1
Income tax expense			—	—	(2.4)	—	(2.4)
Net income (loss)			69.5	(4.4)	(56.2)	(0.2)	8.7
Net (income) loss attributable to noncontrolling interest			—	—	(0.4)	0.2	(0.2)
Net income (loss) available to SiriusPoint			$69.5	$(4.4)	$(56.6)	$—	$8.5

Underwriting Ratios: (1)
Loss ratio	51.1%	61.4%	56.3%				55.8%
Acquisition cost ratio	25.9%	23.8%	24.8%				20.7%
Other underwriting expenses ratio	7.6%	7.2%	7.4%				7.9%
Combined ratio	84.6%	92.4%	88.5%				84.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended September 30, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$265.4	$460.1	$725.5	$—	$33.3	$—	$758.8
Net premiums written	243.2	290.4	533.6	—	32.4	—	566.0
Net premiums earned	256.9	318.4	575.3	—	37.7	—	613.0
Loss and loss adjustment expenses incurred, net	136.2	219.6	355.8	(1.2)	18.5	—	373.1
Acquisition costs, net	69.4	76.3	145.7	(37.2)	21.0	—	129.5
Other underwriting expenses	14.4	16.9	31.3	—	5.3	—	36.6
Underwriting income (loss)	36.9	5.6	42.5	38.4	(7.1)	—	73.8
Services revenues	(0.2)	58.8	58.6	(38.3)	—	(20.3)	—
Services expenses	—	48.7	48.7	—	—	(48.7)	—
Net services fee income (loss)	(0.2)	10.1	9.9	(38.3)	—	28.4	—
Services noncontrolling income	—	(2.4)	(2.4)	—	—	2.4	—
Net services income (loss)	(0.2)	7.7	7.5	(38.3)	—	30.8	—
Segment income (loss)	36.7	13.3	50.0	0.1	(7.1)	30.8	73.8
Net investment income					75.1	—	75.1
Net realized and unrealized investment losses					(7.1)	—	(7.1)
Net realized and unrealized investment gains from related party investment funds					0.1	—	0.1
Other revenues					1.5	20.3	21.8
Loss on settlement and change in fair value of liability-classified capital instruments					(0.3)	—	(0.3)
Net corporate and other expenses					(14.7)	(48.7)	(63.4)
Intangible asset amortization					(2.9)	—	(2.9)
Interest expense					(19.8)	—	(19.8)
Foreign exchange gains					1.8	—	1.8
Income before income tax expense	$36.7	$13.3	50.0	0.1	26.6	2.4	79.1
Income tax expense			—	—	(15.3)	—	(15.3)
Net income			50.0	0.1	11.3	2.4	63.8
Net (income) loss attributable to noncontrolling interest			—	—	0.1	(2.4)	(2.3)
Net income available to SiriusPoint			$50.0	$0.1	$11.4	$—	$61.5

Underwriting Ratios: (1)
Loss ratio	53.0%	69.0%	61.8%				60.9%
Acquisition cost ratio	27.0%	24.0%	25.3%				21.1%
Other underwriting expenses ratio	5.6%	5.3%	5.4%				6.0%
Combined ratio	85.6%	98.3%	92.5%				88.0%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Nine months ended September 30, 2024
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,023.4	$1,390.5	$2,413.9	$—	$71.2	$—	$2,485.1
Net premiums written	867.2	913.5	1,780.7	—	6.4	—	1,787.1
Net premiums earned	779.2	838.3	1,617.5	—	135.7	—	1,753.2
Loss and loss adjustment expenses incurred, net	406.0	538.8	944.8	(4.1)	58.7	—	999.4
Acquisition costs, net	206.8	206.9	413.7	(93.8)	62.4	—	382.3
Other underwriting expenses	59.9	55.4	115.3	—	12.5	—	127.8
Underwriting income	106.5	37.2	143.7	97.9	2.1	—	243.7
Services revenues	—	171.3	171.3	(101.4)	—	(69.9)	—
Services expenses	—	135.0	135.0	—	—	(135.0)	—
Net services fee income	—	36.3	36.3	(101.4)	—	65.1	—
Services noncontrolling income	—	(2.1)	(2.1)	—	—	2.1	—
Net services income	—	34.2	34.2	(101.4)	—	67.2	—
Segment income	106.5	71.4	177.9	(3.5)	2.1	67.2	243.7
Net investment income					234.7	—	234.7
Net realized and unrealized investment losses					(48.0)	—	(48.0)
Net realized and unrealized investment gains from related party investment funds					8.9	—	8.9
Other revenues					94.9	69.9	164.8
Loss on settlement and change in fair value of liability-classified capital instruments					(122.6)	—	(122.6)
Net corporate and other expenses					(39.0)	(135.0)	(174.0)
Intangible asset amortization					(8.9)	—	(8.9)
Interest expense					(50.0)	—	(50.0)
Foreign exchange losses					(2.9)	—	(2.9)
Income before income tax expense	$106.5	$71.4	177.9	(3.5)	69.2	2.1	245.7
Income tax expense			—	—	(26.3)	—	(26.3)
Net income			177.9	(3.5)	42.9	2.1	219.4
Net income attributable to noncontrolling interests			—	—	(0.1)	(2.1)	(2.2)
Net income available to SiriusPoint			$177.9	$(3.5)	$42.8	$—	$217.2

Underwriting Ratios: (1)
Loss ratio	52.1%	64.3%	58.4%				57.0%
Acquisition cost ratio	26.5%	24.7%	25.6%				21.8%
Other underwriting expenses ratio	7.7%	6.6%	7.1%				7.3%
Combined ratio	86.3%	95.6%	91.1%				86.1%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Nine months ended September 30, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,019.3	$1,571.6	$2,590.9	$—	$120.9	$—	$2,711.8
Net premiums written	866.1	1,019.4	1,885.5	—	97.8	—	1,983.3
Net premiums earned	788.2	934.0	1,722.2	—	126.0	—	1,848.2
Loss and loss adjustment expenses incurred, net	368.5	608.8	977.3	(4.0)	42.6	—	1,015.9
Acquisition costs, net	186.7	228.7	415.4	(105.6)	51.2	—	361.0
Other underwriting expenses	54.6	61.7	116.3	—	15.8	—	132.1
Underwriting income	178.4	34.8	213.2	109.6	16.4	—	339.2
Services revenues	(2.8)	184.6	181.8	(109.6)	—	(72.2)	—
Services expenses	—	144.2	144.2	—	—	(144.2)	—
Net services fee income (loss)	(2.8)	40.4	37.6	(109.6)	—	72.0	—
Services noncontrolling income	—	(5.7)	(5.7)	—	—	5.7	—
Net services income (loss)	(2.8)	34.7	31.9	(109.6)	—	77.7	—
Segment income	175.6	69.5	245.1	—	16.4	77.7	339.2
Net investment income					205.3	—	205.3
Net realized and unrealized investment gains					2.4	—	2.4
Other revenues					7.8	72.2	80.0
Loss on settlement and change in fair value of liability-classified capital instruments					(44.4)	—	(44.4)
Net corporate and other expenses					(49.5)	(144.2)	(193.7)
Intangible asset amortization					(8.2)	—	(8.2)
Interest expense					(44.3)	—	(44.3)
Foreign exchange losses					(15.7)	—	(15.7)
Income before income tax expense	$175.6	$69.5	245.1	—	69.8	5.7	320.6
Income tax expense			—	—	(56.6)	—	(56.6)
Net income			245.1	—	13.2	5.7	264.0
Net income attributable to noncontrolling interests			—	—	(1.0)	(5.7)	(6.7)
Net income available to SiriusPoint			$245.1	$—	$12.2	$—	$257.3

Underwriting Ratios: (1)
Loss ratio	46.8%	65.2%	56.7%				55.0%
Acquisition cost ratio	23.7%	24.5%	24.1%				19.5%
Other underwriting expenses ratio	6.9%	6.6%	6.8%				7.1%
Combined ratio	77.4%	96.3%	87.6%				81.6%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, and services expenses which include direct expenses related to consolidated MGAs, services noncontrolling income which represent minority ownership interests in consolidated MGAs. Net services income is a key indicator of the profitability of the Company's services provided.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.
Tangible Book Value Per Diluted Common Share
Tangible book value per diluted common share, as presented, is a non-GAAP financial measure and the most directly comparable U.S. GAAP measure is book value per common share. Tangible book value per diluted common share excludes intangible assets. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Tangible book value per diluted common share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.
The following table sets forth the computation of book value per common share, book value per diluted common share and tangible book value per diluted common share as of September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$2,494.9	$2,313.9
Intangible assets	(143.8)	(152.7)
Tangible common shareholders' equity attributable to SiriusPoint common shareholders	$2,351.1	$2,161.2

Common shares outstanding	161,866,867	168,120,022
Effect of dilutive stock options, restricted share units and warrants	7,547,229	5,193,920
Book value per diluted common share denominator	169,414,096	173,313,942

Book value per common share	$15.41	$13.76
Book value per diluted common share	$14.73	$13.35
Tangible book value per diluted common share	$13.88	$12.47

Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and nine months ended September 30, 2024 and 2023 was calculated as follows:

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	($ in millions)
Net income available to SiriusPoint common shareholders	$4.5	$57.5	$205.2	$245.3
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,504.1	2,036.0	2,313.9	1,874.7
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,494.9	2,050.0	2,494.9	2,050.0
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,499.5	$2,043.0	$2,404.4	$1,962.4
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	0.7%	11.3%	11.4%	16.7%